                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PC SERVICE SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]    No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------

     (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)    Total fee paid:

--------------------------------------------------------------------------------

     [ ]    Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)    Filing Party:

--------------------------------------------------------------------------------

     (4)    Date Filed:

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

                                                                  April 12, 1999






Dear Stockholders:

You are cordially invited to attend the 1999 annual meeting of stockholders of PC Service Source, Inc. which will be held on May 11, 1999, at 10:00 a.m., Central Time, at the company's corporate offices located at 2350 Valley View Lane, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the company.


Sincerely,


/s/ Avery More


Avery More
Chairman of the Board and Chief Executive Officer








                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 11, 1999

                            -------------------------

To Our Stockholders:

The 1999 annual meeting of stockholders of PC Service Source, Inc. will be held at the company's corporate offices at 2350 Valley View Lane, Dallas, Texas, on May 11, 1999, at 10:00 a.m., Central Time, for the following purpose as more fully described in the following pages of the proxy statement, which is made a part of this Notice:

        1. To elect two Class I directors to serve until the annual meeting of stockholders in 2002 or until their successors are duly elected and qualified, and to elect one Class III director to serve until the annual meeting of stockholders in 2001 or until his successor is duly elected and qualified;

        2. To ratify the selection of Ernst & Young LLP as the independent auditor of the company for the year ending December 31, 1999; and

        3. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The board of directors has fixed the close of business on April 5, 1999, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the company.

By Order of the Board of Directors,


/s/ Robert J. Boutin

Robert J. Boutin
Senior Vice President, Chief Financial Officer and Secretary

Dallas, Texas
April 12, 1999

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, date and mail the enclosed proxy card in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy card will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The proxy is revocable at any time prior to its use.

                             PC SERVICE SOURCE, INC.
                              2350 VALLEY VIEW LANE
                               DALLAS, TEXAS 75234

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                                 ANNUAL MEETING
                                  TO BE HELD ON
                                  MAY 11, 1999

                                   ----------


                        VOTING AT THE MEETING AND PROXIES

        Commencing on April 12, 1999, PC Service Source, Inc., a Delaware corporation, will mail this proxy statement to stockholders entitled to vote at the company's annual meeting of stockholders on May 11, 1999. Stockholders of record at the close of business on April 5, 1999, will be entitled to vote at the meeting and will receive a copy of this proxy statement furnishing information relating to the business to be transacted at the annual meeting, including any adjournment or postponement of the annual meeting. At the close of business on April 5, 1999, the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting, the company's outstanding voting securities consisted of 5,773,820 shares of the company's common stock, $0.01 par value per share. Holders of common stock are entitled to one vote per share in any matter that may be acted upon at the annual meeting. The company's certificate of incorporation does not permit cumulative voting.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

        Regarding the election of directors, you have three choices: by checking the appropriate box on your proxy card you may (a) vote for the director nominees as a group; (b) withhold authority to vote for the director nominees as a group; or (c) vote for the director nominees as a group, except the nominee(s) you identify in the appropriate area. See "Proposal 1. Election of Directors."

        For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by (a) delivering written notice of revocation to the Secretary of the company, (b) submitting a subsequently dated proxy, or (c) attending the annual meeting and withdrawing the proxy. You may also be represented by another person present at the annual meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted for the election of all directors as nominated and for all proposals recommended by the board.

        The holders of a majority of the voting power of the issued and outstanding stock of the company entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present or represented by proxy at the annual meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the annual meeting as originally called. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        PC Service Source's annual report to stockholders and form 10-K for the year ended December 31, 1998, including consolidated financial statements, are being mailed to all stockholders entitled to vote at the annual meeting. These reports do not constitute a part of the proxy soliciting material.

        The expense of preparing, printing and mailing this proxy statement will be paid by the company. In addition to the use of the mail, proxies may be solicited personally, or by telephone or facsimile by directors, officers, or employees of the company and its subsidiaries without additional compensation. The company will, on request, reimburse stockholders of record who are brokers, dealers, banks, voting trustees, or their nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the company's common stock as of April 1, 1999, by (a) each director and director nominee who beneficially owns common stock and certain of the company's executive officers, (b) all of the company's directors and executive officers as a group and (c) each person known by the company to be the beneficial owner of more than 5% of the company's common stock as of April 1, 1999.

        The number of shares of the company's common stock beneficially owned by each individual set forth below is determined under the rules of the securities and exchange commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of the company's common stock set forth in the table below:

NAME OF BENEFICIAL OWNER
------------------------
DIRECTORS (INCLUDING THOSE WHO ARE ALSO
EXECUTIVE OFFICERS):                                   NUMBER OF SHARES         PERCENTAGE OF
                                                      BENEFICIALLY OWNED     OUTSTANDING SHARES
                                                      ------------------     ------------------
      Avery More ..............................          1,381,300(1)           23.9%
      Robert S. Leff ..........................             40,800                 *
      Robert J. Boutin ........................             36,700                 *
      Edward C. Raymund .......................             17,500(2)              *
      Jay Haft ................................             16,500                 *
      Morti Tenenhaus .........................             10,000(3)              *

EXECUTIVE OFFICERS:
      James "Zeke" Zoccoli ....................              4,667(4)              *
      William Shea ............................             16,667(5)              *
      All Directors and Executive Officers as a
      Group (8) persons .......................          1,524,134(6)           26.3%

OTHER:
      Wellington Management Company,
      LLP .....................................            565,000(7)            9.8%
      Joseph A. Cohen .........................            432,000(8)            7.5%
      Victor Morgenstern ......................            382,800(9)            6.6%
      Dimensional Fund Advisors, Inc. .........            368,600(10)           6.4%
      Katun Corporation .......................            338,750(11)           5.9%

----------
        * Indicates less than 1%.

(1) The business address of Mr. More is 2350 Valley View Lane, Dallas, Texas 75234. The shares of common stock listed in Mr. More's name above are owned by Eureka Venture Partners I, Ltd. ("Partners I"), the sole general partner of which is Eureka Venture Management, Inc.

        ("Eureka Venture"). Mr. More holds more than a fifty percent (50%) limited partnership interest in Partners I and more than fifty percent (50%) of the outstanding common stock of Eureka Venture. Various parties, including a trust for the benefit of Mr. More's minor children and Mr. Jay Haft, a director of the company, have made investments in Partners I, and in connection therewith have been issued options from Partners I to acquire stock of other companies in which Partners I has an interest, including PCSS. If all of those options to acquire PCSS common stock were exercised, a total of 144,284 shares of PCSS common stock would be acquired by those parties from Partners I. Further, the shares shown as beneficially owned by Mr. More also include 40,000 shares owned by him individually and 10,000 shares held by Rosetta Stone Holdings, LLC, the managing member of which is Mr. More.

(2) Includes 6,000 shares held by the Raymund Family Partnership (the "Partnership"), 2,000 shares held by the Raymund Family Trust and 500 shares owned by Mr. Raymund's wife. Mr. Raymund may be deemed to beneficially own Partnership shares because he is the Partnership's general partner. Mr. Raymund disclaims beneficial ownership of the shares owned by his wife.

(3) Includes 10,000 shares held by trust for the benefit of the minor children of Mr. Tenenhaus as to which he disclaims beneficial ownership.

(4) All 4,667 shares represent shares Mr. Zoccoli has the right to acquire within 60 days pursuant to options.

(5) All 16,667 shares represent shares Mr. Shea has the right to acquire within 60 days pursuant to options.

(6) Includes 21,334 shares that officers and directors have the right to acquire within 60 days pursuant to options.

(7) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts.

(8) The business address of Mr. Cohen is The Garnet Group, 825 Third Avenue, 40th Floor, New York, New York 10022.

(9) The business address of Mr. Morgenstern is Harris Associates L.P., Two North LaSalle Street, Chicago, Illinois 60602. Includes 193,600 shares held by various family trusts as to which Mr. Morgenstern disclaims beneficial ownership.

(10) The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11) The business address of Katun Corporation is 10951 Bush Lake Road, Bloomington, Minnesota 55438.

                            MANAGEMENT OF THE COMPANY

        The board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of April 1, 1999, the names of the directors and executive officers of the company and its subsidiary and their respective positions with the company and its subsidiary:

NAME                              AGE        POSITION
----                              ---        --------
Avery More.....................   44         Chairman of the Board and Chief Executive Officer
Morti Tenenhaus................   44         Vice Chairman of the Board and Senior Vice President
                                             of PCSS Repair Services
Robert J. Boutin...............   41         Director and Senior Vice President, Chief Financial
                                             Officer and Secretary
James "Zeke" Zoccoli...........   42         Senior Vice President, Operations and Chief
                                             Information Officer
William Shea...................   52         Senior Vice President, Customers
Jay Haft.......................   63         Director
Robert S. Leff.................   52         Director
Edward C. Raymund..............   70         Director

--------------------------------------------------------------------------------
         AVERY MORE, 44, is Chairman of the Board and Chief Executive Officer of the company. He is a Class III director whose term expires in 2001. Mr. More is a member of the executive committee and stock option committee of the company's board of directors. Prior to joining the company in his current capacity, Mr. More was the vice chairman of Computer City, Inc., from July 1997 to June 1998. Since 1994, Mr. More has served as the President of Eureka Venture Management, Inc., the General Partner of Eureka Venture Partners I, Ltd., a venture capital and merchant banking company. From 1989 to 1994 Mr. More was the president and chief executive officer of CompuCom Systems, Inc., and a member of the CompuCom board of directors from 1989 to 1994. Mr. More also serves on the board of directors of Micrografx, Inc. Mr. More became a PCSS director and Chairman of the Board in 1990.

         MORTI TENENHAUS, 44, is Vice Chairman of the board of directors and Senior Vice President of PCSS Repair Services. Mr. Tenenhaus is a Class II director whose term expires in 2000. Mr. Tenenhaus is a member of the executive committee and compensation committee of the company's board of directors. Since 1994, Mr. Tenenhaus has served as the executive vice president of Eureka Venture Management, Inc., the General Partner of Eureka Venture Partners I, Ltd., a venture capital and merchant banking company. Mr. Tenenhaus was the president and chief executive officer of TeKnowlogy, Inc. from 1994 to 1997. Mr. Tenenhaus became a PCSS director in 1990 and Vice Chairman of the Board in 1997.

         ROBERT J. BOUTIN, 41, is a director and Senior Vice President, Chief Financial Officer and Secretary of the company. Mr. Boutin was appointed to the board in July 1998 and is standing for election as a Class I director at the annual meeting. He is a member of the executive committee of the company's board of directors. Prior to joining the company, Mr. Boutin was senior vice president and chief financial officer of Computer City, Inc., from July 1997 to June 1998. From 1991 to 1997, Mr. Boutin was senior vice president and chief financial officer of CompuCom Systems, Inc. After serving on the PCSS board from 1991 to 1995 as a nominee of CompuCom Systems, Inc., Mr. Boutin became a director of the company in 1998.

         JAMES "ZEKE" ZOCCOLI, 42, is Senior Vice President, Operations and Chief Information Officer of the company. Prior to serving in his current capacity, Mr. Zoccoli was Vice President, Information Systems and Chief Information Officer of the company from August 1996 to January 1998. Prior to joining the company, Mr. Zoccoli was senior site manager of information systems for Abbott Laboratories from 1991 to 1996.

         WILLIAM SHEA, 52, is Senior Vice President, Customers of the company. Prior to joining the company, Mr. Shea was vice president of major accounts for Gateway 2000, Inc. from 1995 to 1998 and held various senior management positions with Gateway from 1993 to 1995.

         JAY HAFT, 63, is a strategic and financial consultant to growth stage companies, managing general partner of GenAm "1" Venture Fund, and of counsel to the law firm of Parker Duryee Rosoff & Haft. Mr. Haft was a senior partner in that law firm from 1989 to 1994. Mr. Haft is a Class I director whose term expires in 1999 and is a member of the Audit Committee of the company's board. Mr. Haft will stand for reelection as a Class III director at the annual meeting. He is chairman of the board of NCT Group, Inc. and DCAP, Inc., and is a director of Robotic Vision Systems, Inc., DUSA Pharmaceuticals, Inc., Encore Medical Corporation, Oryx Technology Corp. and Thrift Management, Inc. Mr. Haft also serves as the treasurer of the Miami City Ballet. Mr. Haft became a PCSS director in 1996.

         ROBERT S. LEFF, 52, is a strategic and financial consultant to early and growth stage companies in the personal computer industry. Mr. Leff was the co-founder of Merisel, Inc. (f/k/a Softsel Computer Products, Inc.) and served as a member of Merisel's board and as an executive officer until his retirement from Merisel in 1994. Mr. Leff is a Class II director whose term expires in 2000. He is a member of the audit committee, compensation committee and stock option committee of the company's board of directors. Mr. Leff also serves as a member of the board of directors of AudioHighway.com, Inc. He became a PCSS director in 1994.

         EDWARD C. RAYMUND, 70, is a director of Tech Data Corporation and Vision Electronics. Mr. Raymund is a Class I director whose term expires in 1999. He is a member of the audit committee, compensation committee and stock option committee of the company's board of directors. From 1972 until his retirement in 1994, Mr. Raymund was the chief executive officer of Tech Data Corporation, a distributor of computers, peripherals, software and networks. Mr. Raymund became a PCSS director in 1994.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The board of directors has a standing executive committee, audit committee, compensation committee and stock option committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

         EXECUTIVE COMMITTEE. The executive committee has the authority to exercise substantially all of the powers of the board in the management and business affairs of the company, except it does not have the authority to declare dividends, authorize the issuance of shares of the company's common stock, modify the company's certificate of incorporation or its bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the company's assets or the dissolution of the company. Regularly scheduled meetings of the board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. More, Boutin and Tenenhaus. The committee did not meet separately from the board during 1998.

         AUDIT COMMITTEE. The audit committee is responsible for reviewing the company's accounting and financial practices and policies and the scope and results of the company's audit. The audit committee is also responsible for recommending the selection of the company's independent public accountants. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee met separately from the board on one occasion during 1998.

         COMPENSATION COMMITTEE. The compensation committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the board regarding executive compensation. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee met separately from the board on one occasion during 1998.

         STOCK OPTION COMMITTEE. The stock option committee administers the company's existing stock option plan. This committee is presently comprised of Messrs. Leff, Raymund and More. The committee met separately from the board on four occasions during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Tenenhaus, the Vice Chairman of the Board and Senior Vice President of PCSS Repair Services, was a member of the compensation committee of the board until he resigned as a member of that committee in October 1998 in connection with becoming an officer of PCSS Repair Services.

COMPENSATION OF THE COMPANY'S DIRECTORS

         The current policy of the company is to pay each director who is not also an officer or employee of the company, and who does not beneficially own more than 5% of the company's outstanding common stock, an annual fee of $2,500, plus 2,500 shares of common stock of the company pursuant to the company's director compensation plan. The board met on five occasions during 1998. Each director attended 100% of (a) the total number of meetings of the board held during the period in which he was a director and (b) the total number of meetings held by all committees on which he served.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

         The compensation committee met informally several times during the year and met during three of the regular meetings of the board. The policy of the compensation committee is to provide executive officers of the company and its repair subsidiary, PC Service Source Repair Services ("PCSS Repair Services;" formerly known as Cyclix Engineering Corporation), with fair compensation based on their responsibilities, and on the performance of the company as a whole.

         The compensation committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the compensation committee does not believe that is currently required.

          The compensation committee sets target earnings levels for the company and PCSS Repair Services, and provides a bonus target to each executive officer. The bonus target is a percentage of that executive's base salary. The compensation committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on the company's or PCSS Repair Services' earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. If the earnings target is exceeded, an executive may receive an amount in excess of executive's bonus target. The earnings target is set by the compensation committee prior to the commencement of each fiscal year and is believed by the compensation committee to be aggressive, but achievable.

         Due to the significant decline in the market price of the company's common stock during 1998, the compensation committee approved in April 1998 the replacement of 460,500 options with exercise prices ranging from $9.00 to $14.50 per share which were previously issued to employees of the company under its Stock Option Plan, with 318,205 options with an exercise price of $4.75 per share, the fair market value of the company's common stock on the grant date. The new options vest over three years. The compensation committee approved this exchange of options in connection with its desire to provide the company's employees with appropriate incentives to encourage them to diligently work toward improving the company's operating results. See "Options Repriced for the Company's Executive Officers."

         The compensation committee also authorized the adoption of a Stock Price Appreciation Plan in 1998. Under the terms of that plan, a total of 200,000 shares of the company's common stock will be available for issuance to certain employees of the company if the closing price per share on the Nasdaq National Market exceeds $15.00 for twenty consecutive trading days prior to February 28, 2002. Eligible employees, which will include the company's executive officers, will be determined by the compensation committee. The compensation committee did not award any grants under the Stock Price Appreciation Plan during 1998.

         The compensation committee believes that its earnings and bonus targets are confidential and disclosure of those targets would adversely effect the company. The report of the compensation committee will not be deemed to be incorporated by reference into any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates that report by reference.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by the company's Chief Executive Officer and its four other most highly compensated executive officers (whose compensation exceeded $100,000 in 1998) and an additional individual for whom disclosures would have been provided had the individual been serving as an executive officer as of December 31, 1998, collectively, the "Named Officers," for services rendered in all capacities to the company during the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                           Annual Compensation   Compensation
                                                           -------------------   ------------
                                                                                   Securities
                                                                                   Underlying
                                                                                    Options/
                                                             Salary    Bonus          SARs
           Name and Principal Positions           Year         ($)      ($)            (#)
           ----------------------------           ----       -------   ------      ----------
         Avery More(A)......................      1998       120,384       --      250,000
           Chairman of the Board and              1997       125,000       --           --
           Chief Executive Officer                1996       144,000       --           --

         Morti Tenenhaus(B).................      1998        75,623       --       75,000
           Vice Chairman of the Board             1997            --       --           --
           and Senior Vice President              1996            --       --           --
           PCSS Repair Services

         Robert J. Boutin(B)................      1998        68,093       --       75,000
           Senior Vice President, Chief           1997            --       --           --
           Financial Officer and Secretary        1996            --       --           --

         James "Zeke" Zoccoli(B)                  1998       125,617   29,990           --
           Senior Vice President,                 1997       112,500   15,000           --
           Operations and Chief                   1996        52,212       --       20,000
           Information Officer

         William Shea(B)....................      1998       136,757   16,863       50,000
           Senior Vice President,                 1997            --       --           --
           Customers                              1996            --       --           --

         Mark T. Hilz(A)....................      1998       183,827    7,180           --
           President and                          1997       186,369       --           --
           Chief Executive Officer                1996       182,018       --       30,000

         Philip Wise(B).....................      1998       100,962       --           --
           President,                             1997       149,818       --           --
           PCSS Repair Services                   1996       153,243       --           --

----------

(A) Mr. Hilz resigned as the Chief Executive Officer of the company in August 1998 and the President of the company in December 1998. Mr. More, the company's Chairman of the Board, was named Chief Executive Officer in August 1998.

(B) The 1996 annual compensation for Mr. Zoccoli, the 1998 annual compensation for Messrs. More, Tenenhaus, Boutin and Shea reflects less than a full year. Mr. Wise resigned as the President of PCSS Repair Services in August 1998. Mr. Tenenhaus, the Vice Chairman of the Board, was named Senior Vice President of PCSS Repair Services in October 1998.

OPTION GRANTS IN 1998 TO THE COMPANY'S EXECUTIVE OFFICERS

     The following table provides information regarding the stock options granted by the company to Named Officers in 1998.

                                                               1998 OPTION GRANTS
                                                                Individual Grants
                              ----------------------------------------------------------------------------------------
                                                                                            Potential Realizable Value
                               Number of       Percent of                                   at Assumed Annual Rates of
                              Securities          Total      Exercise                        Stock Price Appreciation
                              underlying         Options     of Base                            for Option Term (A)
                              Option/SARs      Granted to     Price         Expiration      --------------------------
        Name                  Granted (#)       Employees     ($/Sh)           Date             5%($)        10%($)
        ----                  -----------      -----------   --------       ----------      -----------    -----------
     Avery More                250,000(B)          24.4%       $8.00         10/21/08                --            --

     Morti Tenenhaus            25,000(B)           2.4%       $3.00         10/21/08            42,280       111,750
                                50,000(B)           4.9%       $8.00         10/21/08                --            --

     Robert J. Boutin           50,000(B)           4.9%       $3.00         10/21/08            84,561       223,499
                                25,000(B)           2.4%       $8.00         10/21/08                --            --

     James "Zeke" Zoccoli       26,000(B)           2.5%       $3.00         10/21/08            43,972       116,219
                                14,000(C)           1.4%       $4.75         04/01/08            33,383        92,548

     William Shea               50,000(C)           4.9%       $4.75         04/01/08           119,728       330,530

     Mark T. Hilz              101,000(C)           9.9%       $4.75         03/31/01(D)        240,840       667,670

     Philip Wise                20,000(C)           2.0%       $4.75                 (D)             --            --
-----------

(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the company's common stock. The amounts reflect potential future value based upon growth at these prescribed rates. The company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performances of the company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) One-third (1/3) of these options become exercisable on July 1, 1999, and an additional one-third on each of July 1, 2000 and 2001.

(C) One-third (1/3) of these options become exercisable on April 1, 1999, and an additional one-third become exercisable on April 1, 2000 and 2001.

(D) Mr. Hilz resigned as the Chief Executive Officer of the company in August 1998 and the President of the company in December 1998. Mr. Wise resigned as the President of PCSS Repair Services in August 1998. Mr. Wise's stock options have been cancelled in connection with his resignation. Mr. Hilz has until March 31, 2001, to exercise his options. See "Termination of Employment Arrangements."

AGGREGATE OPTION EXERCISES IN 1998 BY THE COMPANY'S EXECUTIVE OFFICERS

         The following table provides information as to options exercised, if any, by each of the Named Officers in 1998 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of the company's common stock on December 31, 1998 ($3.44 as reported on Nasdaq).

                AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END
                                  OPTION VALUES

                                        Number of                  Value of Unexercised
                                 Securities Underlying                  In-The-Money
                                  Unexercised Options                    Options at
                                at December 31, 1998(#)             December 31, 1998(A)($)
        Name                  Exercisable   Unexercisable       Exercisable       Unexercisable
        ----                  -----------   -------------       -----------       -------------
Avery More                         --          250,000               --               --
Morti Tenenhaus                    --           75,000               --               --
Robert J. Boutin                   --           75,000               --               --
James "Zeke" Zoccoli               --           40,000               --               --
William Shea                       --           50,000               --               --
Mark T. Hilz                  145,500          101,000          224,145               --
Philip Wise                       (B)              (B)               --               --

----------
(A) There were no options exercised by Named Officers in 1998. Market value of shares covered by in-the-money options on December 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(B) Mr. Hilz resigned as the Chief Executive Officer of the company in August 1998 and the President of the company in December 1998. Mr. Wise resigned as the President of PCSS Repair Services in August 1998. Mr. Wise's stock options were cancelled in connection with his resignation. Mr. Hilz has until March 31, 2001, to exercise his options. See "Termination of Employment Arrangements."

OPTIONS REPRICED FOR THE COMPANY'S EXECUTIVE OFFICERS

     The following table provides information as to options repriced during 1998.

                        TEN-YEAR OPTION/SAR REPRICINGS(A)

                                                                                                Length of
                                         Number of    Market Price    Exercise                   Original
                                        Securities    of Stock At     Price At                  Option Term
                                         Underlying     Time of        Time of       New       Remaining At
                                       Options/SARs   Repricing Or  Repricing Or   Exercise       Date Of
                                        Repriced or    Amendment     Amendment      Price      Repricing Or
             Name              Date       Amended         ($)           ($)          ($)         Amendment
             ----             ------   ------------   ------------  ------------   --------    ------------
James "Zeke" Zoccoli          4/1/98       14,000         4.75        $ 9.00        4.75         8 years
Mark T. Hilz(B)               4/1/98      101,000         4.75        $ 9.00-       4.75         8 years
                                                                      $14.50
Philip Wise(B)                4/1/98       20,000         4.75        $ 9.00        4.75         7 years

-----------------------
(A)  See "Report of Compensation Committee on Annual Executive Compensation."

(B) Mr. Hilz resigned as the Chief Executive Officer of the company in August 1998 and the President of the company in December 1998. Mr. Wise resigned as the President of PCSS Repair Services in August 1998. Mr. Wise's stock options were cancelled in connection with his resignation. Mr. Hilz has until March 31, 2001 to exercise his options. See "Termination of Employment Arrangements."

TERMINATION OF EMPLOYMENT ARRANGEMENTS

         In connection with Mr. Hilz's resignation as the company's President in December 1998, the company entered into a non-compete agreement, as well as a salary continuation agreement. Under the terms of the salary continuation agreement, Mr. Hilz will receive his salary through March 31, 2000, less any salary received by Mr. Hilz from another employer. Further, Mr. Hilz will receive one-half his salary from April 1, 2000 to December 31, 2000. Regarding Mr. Hilz's options to acquire shares of the company's common stock, all options will remain in effect, will become fully vested on April 1, 2000, and will expire if unexercised on March 31, 2001. See "Aggregate Option Exercises in 1998 by the Company's Executive Officers." In exchange for the foregoing, Mr. Hilz agreed not to compete with the company or solicit any employee or customer of the company until December 31, 2000.

         Mr. Wise resigned as the President of PCSS Repair Services in August 1998. When Mr. Wise was originally hired by the company, he purchased 15% of the outstanding common stock of PCSS Repair Services for $30,000, the adjusted book value of the stock as of July 1, 1995. In connection with that purchase and loans made to him by the company while an employee, Mr. Wise was indebted to the company in the total amount of $140,000. At the time of his resignation, Mr. Wise sold his interest in PCSS Repair Services for $455,000 payable over several months. Mr. Wise also repaid all loans outstanding to the company at the time of his resignation. The purchase price was based on the determination by the company's board of directors of the fair value of Mr. Wise's minority interest in PCSS Repair Services as of August 1998, and was subject to adjustment under certain conditions, none of which the company believes have occurred. In connection with the buyback of his stock, Mr. Wise agreed not to compete with PCSS Repair Services or to solicit any employee of the company for employment until August 15, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to serving in his current capacity as the company's Chairman of the Board and Chief Executive Officer, Mr. More served as a director and executive officer of Computer City, Inc. from July 1997 to June 1998. Prior to serving in his current capacity as a director and the company's Senior Vice President, Chief Financial Officer and Secretary, Mr. Boutin served as a director and an executive officer of Computer City, Inc. from July 1997 to June 1998. Computer City is also a customer of the company. During 1998, Computer City (now CompUSA, Inc.) purchased approximately $3,950,000 of products and services from the company on the same terms as sales to independent parties. CompUSA continues to be a customer of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the company's directors, executive officers and 10% owners of common stock of the company to file reports of beneficial ownership of the company's common stock and changes in such beneficial ownership with the SEC. Directors, executive officers and 10% owners are also required by rules promulgated by the SEC to furnish the company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to the company, or written representation that no year-end Form 5 filings were required for transactions occurring during 1998, the company believes that its directors, officers and 10% owners of common stock of the company complied with the Section 16(a) filing requirements applicable to them during 1998, except for Mr. Leff who filed a Form 5 by February 15, 1999, reporting a purchase of 3,800 shares of the company's common stock in August 1998.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING


                        PROPOSAL 1. ELECTION OF DIRECTORS


         Under the terms of the company's certificate of incorporation, the company's board is divided into three classes of directors, with the total number of directors to be allocated among the three classes as equally as possible. The board presently consists of six members, two of whom are Class I directors whose term expires at the 1999 annual meeting of stockholders, two of whom are Class II directors whose term expires in 2000, and one of whom is a Class III director whose term expires in 2001. Mr. Hilz, who was a Class III director, resigned from the company's board in April 1999. Mr. Boutin, who was appointed to the board in July 1998, is standing for election by the stockholders at the 1999 annual meeting as a Class I director. Mr. Haft, whose term as a Class I director expires at the 1999 annual meeting, will stand for reelection as a Class III director.

         The board proposes the election of the following Class I directors for a term of three years expiring in 2002 and the following Class III director for a term of two years expiring in 2001. Should one or more of these nominees become unavailable to accept nomination for election as a director, the individuals named as Proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors.

CLASS I - TERM EXPIRING IN 2002

         ROBERT J. BOUTIN, 41, is a director and Senior Vice President, Chief Financial Officer and Secretary of the company. Mr. Boutin was appointed to the board in July 1998 and is standing for election as a Class I director at the annual meeting. He is a member of the executive committee of the company's board of directors. Prior to joining the company, Mr. Boutin was senior vice president and chief financial officer of Computer City, Inc., from July 1997 to June 1998. From 1991 to 1997, Mr. Boutin was senior vice president and chief financial officer of CompuCom Systems, Inc. After serving on the PCSS board from 1991 to 1995 as a nominee of CompuCom Systems, Inc., Mr. Boutin became a director of the company in 1998.

         EDWARD C. RAYMUND, 70, is a director of Tech Data Corporation and Vision Electronics. Mr. Raymund is a Class I director whose term expires in 1999. He is a member of the audit committee, compensation committee and stock option committee of the company's board of directors. From 1972 until his retirement in 1994, Mr. Raymund was the chief executive officer of Tech Data Corporation, a distributor of computers, peripherals, software and networks. Mr. Raymund became a PCSS director in 1994.

CLASS III - TERM EXPIRING IN 2001

         JAY HAFT, 63, is a strategic and financial consultant to growth stage companies, managing general partner of GenAm "1" Venture Fund, and of counsel to the law firm of Parker Duryee Rosoff & Haft. Mr. Haft was a senior partner in that law firm from 1989 to 1994. Mr. Haft is a Class I director whose term expires in 1999 and is a member of the Audit Committee of the company's board. Mr. Haft will stand for reelection as a Class III director at the annual meeting. He is chairman of the board of NCT Group, Inc. and DCAP, Inc., and is a director of Robotic Vision Systems, Inc., DUSA Pharmaceuticals, Inc., Encore Medical Corporation, Oryx Technology Corp. and Thrift Management, Inc. Mr. Haft also serves as the treasurer of the Miami City Ballet. Mr. Haft became a PCSS director in 1996.

         Unless contrary instructions are set forth in the proxy, it is intended that the persons named in the proxy will vote all shares of common stock represented by the proxy for the election as directors of Messrs. Raymund,

Boutin and Haft each of whom are presently members of the company's board of directors. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares of common stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named therein. The Restated Certificate of Incorporation of the company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of common stock of the company represented at a meeting at which a quorum is present may elect directors.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


         The board of directors has approved and recommends the appointment of Ernst & Young LLP, certified public accountants, to serve as independent auditor for the company for the fiscal year ending December 31, 1999. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Approval will require the affirmative vote of the holders of a majority of the shares of common stock which are represented and entitled to vote at the meeting. Should approval not be obtained, the board of directors would expect to reconsider the appointment.

         Members of Ernst & Young LLP are expected to attend the annual meeting and, if present, will be available to answer appropriate questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the annual meeting if they desire to do so.

         During May and June 1998, the company requested several independent accounting firms, including its existing independent auditor, to submit a proposal for providing audit and tax services to the company. KPMG LLP, the company's independent auditor at that time, advised the company that it would not be participating in the request for proposal and resigned as the company's independent auditor. At a meeting held on June 17, 1998, the audit committee of the board of directors approved the engagement of Ernst & Young LLP, as its independent auditor for the fiscal year ending December 31, 1998, to replace the firm of KPMG LLP.

         The audit reports of KPMG LLP on the company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the company's financial statements for each of the two fiscal years ended December 31, 1997, and December 31, 1996, and the subsequent interim period through June 11, 1998, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter in its reports. KPMG LLP furnished the company with a letter addressed to the SEC stating it agreed with the foregoing statements. A copy of that letter dated June 18, 1998, was filed as an exhibit to the company's report on Form 8-K filed with the SEC in June 1998.

REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of a majority of the outstanding voting power of the common stock is required to ratify Ernst & Young as independent auditor for the company.

THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

                             STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the company's common stock, the Nasdaq Composite and an index of peer companies selected by the Company (the "Company's Peer Group Index") since March 1994 (which is when the company's common stock first traded publicly on the National Association of Securities Dealers, Inc. Automated Quotation System). The graph assumes that the value of the investment in the shares of the company's common stock and in each index was $100 on April 1, 1994, and that all dividends were reinvested.

         The company's Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the company and the following companies which are engaged primarily in the service logistics business: The Cerplex Group, Inc. and EFTC Corporation.





         The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates same by reference.

                              COSTS OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this proxy statement, will be borne by the company. Solicitation will be made by the company primarily through the mail, but certain employees of the company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telecopy, or personal interview. The company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. The company's transfer agent, Harris Trust and Savings Bank, will assist the company in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the company. However, the company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.

                                  OTHER MATTERS

         As of the date of this proxy statement, the company knows of no other business that will be presented for consideration at the annual meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (a) matters that the company's board of directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, then the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

         EACH PERSON FROM WHOM A PROXY IS SOLICITED CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC BY DOWNLOADING THE REPORT FROM THE COMPANY'S WEB SITE (www.pcservice.com) OR BY SENDING A WRITTEN REQUEST TO THE COMPANY, ATTENTION:
INVESTOR RELATIONS, 2350 VALLEY VIEW LANE, DALLAS, TEXAS 75234, AND A COPY WILL BE SENT TO YOU AT NO CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

         Stockholders proposals intended to be present at the company's annual meeting of stockholders in 2000, must be submitted to the company no later than December 9, 1999, to be included in the company's proxy materials for 2000.

         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



                                          By Order of the Board of Directors,


                                          /s/ Robert J. Boutin

Dallas, Texas                             Robert J. Boutin,
April 12, 1999                            Senior Vice President, Chief Financial
                                          Officer and Secretary

PROXY

                            PC SERVICE SOURCE, INC.
   SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Avery More and Robert J. Boutin, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of stockholders of PC Service Source, Inc. to be held on the 11th day of May, 1999 (pursuant to the notice of annual meeting dated April 1999, and accompanying proxy statement) and at any postponement or adjournment thereof, and to vote all of the shares of PC Service Source, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS        NOMINEES: Class I -- Edward C. Raymund and
   Robert J. Boutin; Class III -- Jay Haft

  [ ] FOR all nominees listed above (except as marked to the contrary)

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               SUCH INDIVIDUAL'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------
      (Continued, and to be marked, dated and signed, on the other side.)

2. Ratification of Ernst & Young LLP as independent auditor of the company.

  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as properly come before the meeting.

  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by President
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated: , 1999

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                 (Signature if held jointly)